UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16 Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

+41 21 695 30 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	GTXAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022, Garrett Motion Inc. (the “Company”) completed its previously disclosed redemption in full (the “Redemption”) of all remaining issued and outstanding shares of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) in accordance with the amended and restated certificate of designations of the Series B Preferred Stock (the “Certificate of Designations”), for an aggregate amount of approximately $212 million. Following the completion of the Redemption, no shares of Series B Preferred Stock remain outstanding.

As a result of the Redemption, Honeywell International Inc. (“Honeywell”), holder of the issued and outstanding shares of Series B Preferred Stock, ceased to have the right to nominate a director to the Company’s board of directors (the “Board”) and, accordingly, Tina Pierce, Honeywell’s nominee to the Board, was deemed to have resigned from the Board in accordance with the Certificate of Designations (the “Deemed Resignation”).

On June 23, 2022, the Board re-elected Ms. Pierce as a director of the Company effective immediately following the Deemed Resignation. Ms. Pierce will continue to receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2022 (the “Proxy Statement”). There are no arrangements or understandings between Ms. Pierce or any other persons pursuant to which Ms. Pierce was re-elected as a director of the Company.

Ms. Pierce is an employee of Honeywell and the Company engages in transactions with Honeywell from time to time, including leasing certain facilities, receiving property maintenance services, and occasionally purchasing certain goods and services from Honeywell or its affiliates. Further information on the Company’s transactions with Honeywell is included in the Proxy Statement under the heading “Certain Relationships and Related Party Transactions—Transactions with Honeywell” and in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on April 28, 2022, which information is incorporated by reference into this Item 5.02.

On June 22, 2022, the Company issued a press release announcing the Redemption, which is attached as Exhibit 99.1 hereto and incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of Garrett Motion Inc., dated June 22, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

Date: June 28, 2022	By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Senior Vice President, General Counsel and Corporate Secretary